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                                                                   EXHIBIT 10.12

                              PANHANDLE STATE BANK

                         STOCK PURCHASE BONUS AGREEMENT
                                      FOR


     THIS STOCK PURCHASE BONUS AGREEMENT ("Agreement") is made and entered into this _______ day of ___________, ______________ by and among PANHANDLE STATE BANK, an Idaho corporation ("Bank"), INTERMOUNTAIN BANCORP, an Idaho corporation ("Bancorp") and _______________ ("Officer").

                                    Recitals

A.   Bancorp owns all of the issued and outstanding shares of stock of Bank.

B. Officer is an employee of Bank. Bank wishes to provide a bonus to Officer, under the terms and conditions set forth herein, to encourage Officer to purchase shares of stock in Bancorp.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants of the parties hereto, the parties agree to the following:

                                   Agreement

1. General. By ___________________, Officer may purchase shares of Bancorp stock with an aggregate purchase price of up to __________ thousand dollars ($__________). Such purchase shall be made in the open market.

     a. Notice of Purchase. Within thirty (30) days after Officer purchases shares of Bancorp stock pursuant to this Agreement, Officer shall provide Bank with a written notice of the same, identifying in such notice the number of shares of Bancorp stock so purchased ("Purchased Shares"), the date of purchase and the purchase price paid by Officer for the Purchased Shares.

     b. Payment of Bonus. In the event Officer completes the purchase of Bancorp stock by _____________, and provides Bank with the written notice described in paragraph 1.a hereof, Bank shall pay to Officer a bonus ("Bonus") equal to the lesser of (i) the actual dollar amount paid by Officer for the Purchased Shares, plus reasonable fees and/or commissions incurred in connection with such purchase, or (ii) ______________ dollars ($________). Such Bonus shall be paid to Officer in ____ (___) equal annual installments, each installment payment being equal to ______ (____) of the Bonus. The first such installment payment shall be due and payable on or before _____________, ______ and a like annual installment payment shall be due and payable on or before each anniversary date

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          of the first payment date, until the entire Bonus is paid in full.
          Officer shall not be entitled to be paid interest with respect to the unpaid balance of the Bonus.

     c. Tax Withholding. Notwithstanding any contrary provisions of this Agreement, Bank shall withhold from the Bonus, and pay to the appropriate government agencies, all taxes that Bank is required by law to so withhold and pay. Amounts so withheld and paid shall be treated as having been actually paid to Officer hereunder, and Bank shall be relieved from further liability to Officer for such amounts.

2. Earning of Bonus. No annual installment of the Bonus shall be considered earned until such installment is actually paid to Officer pursuant to this Agreement. Officer shall forfeit, and shall have no further rights to any unpaid annual installment of the Bonus, if Officer is not a full-time employee of Bank on the date such installment is due and payable hereunder. Notwithstanding the foregoing provisions of this paragraph 2, Officer shall be entitled to receive annual installments of the Bonus if Officer is not a full-time employee of Bank because of the occurrence of any of the following events:

          (i)    Officer is terminated by Bank, other than for cause;

          (ii)   Officer's death;

          (iii)  Officer's permanent disability;

          (iv) More than fifty percent (50%) of the stock of Bank is sold, or substantially all of the assets of Bank is sold, in a single or a series of related transactions, or there occurs a merger or other similar type of acquisition transaction following which the shareholders of Bank immediately before such transaction do not control the surviving entity immediately after such transaction; or

          (v) Bank assigns Officer to be an employee of an entity that is not directly controlled by Bank.

     As used herein, the term "cause" shall mean dishonesty or negligence in the performance of any duties as an employee of Bank or any behavior that is likely to negatively affect the reputation or business of Bank; and the term "permanent disability" shall mean that Officer is unable to perform his or her normal duties as an employee of Bank, as determined by Bank in good faith, because of a physical or mental sickness or injury.

3. Nonassignment. The rights of the parties hereunder may not be assigned to any person and any attempt to so assign such rights shall be void and of no effect.

4. Binding Effect. This Agreement shall be binding upon the parties and their successors or assigns.

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5.   Not an Employment Contract.  This Agreement is not a contract of employment and does not give Officer the right to be employed by Bank. Nothing contained herein shall interfere with the right of Bank or Officer to terminate Officer's employment with Bank.

     IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representative to execute, this Agreement in the place provided below.


PANHANDLE STATE BANK
an Idaho corporation


___________________________________     Date:  ____________________________

Print Name: _______________________




INTERMOUNTAIN COMMUNITY Bancorp
an Idaho corporation



___________________________________     Date:  ____________________________

Print Name: _______________________



OFFICER



___________________________________     Date:  ____________________________

Print Name: _______________________





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